UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 5, 2008

QLT Inc.
(Exact name of Registrant as Specified in its Charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	000-17082 (Commission File Number)	N/A (I.R.S. Employer Identification No.)
887 Great Northern Way, Suite 101, Vancouver, B.C.
Canada, V5T 4 T5
(Address of Principal Executive Offices)
(604) 707-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     Tender Offer
     On December 5, 2008, QLT Inc. (“QLT”) issued a press release announcing its commencement of a modified “Dutch Auction” tender offer (the “Tender Offer”) to purchase a number of shares of its common stock that does not exceed an aggregate purchase price of US$50 million. Under the terms of the Tender Offer, QLT’s shareholders will have the opportunity to tender all or a portion of their shares at a price not less than US$2.20 per share and not greater than US$2.50 per share. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
     U.S. Federal Income Tax Information — Potential Status as Passive Foreign Investment Company
     QLT is filing herewith an informational statement, attached as Exhibit 99.2 hereto and incorporated by reference herein, describing certain material U.S. federal income tax consequences to U.S. holders of QLT’s common shares if QLT is classified as a “passive foreign investment company” (a “PFIC”) for U.S. federal income tax purposes. The description contained in Exhibit 99.2 replaces and supersedes prior descriptions of the U.S. federal income tax treatment of QLT’s shareholders to the extent that such prior descriptions are inconsistent with the description contained in Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
99.1	Press Release of QLT Inc., dated December 5, 2008.

99.2	U.S. Federal Tax Information Regarding Potential Status of QLT Inc. as a Passive Foreign Investment Company, dated December 5, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC.
Date: December 5, 2008	By:	/s/ Cameron Nelson
	Name:	Cameron Nelson
	Title:	Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of QLT Inc., dated December 5, 2008.

99.2	U.S. Federal Tax Information Regarding Potential Status of QLT Inc. as a Passive Foreign Investment Company, dated December 5, 2008.